Exhibit 10.1

AMENDMENT NO. 1

THIS AMENDMENT NO. 1, dated as of February 8, 2006 (this “Amendment”), of that certain credit agreement referenced below is by and among TEMPUR-PEDIC, INC., a Kentucky corporation, and TEMPUR PRODUCTION USA, INC., a Virginia corporation, as Domestic Borrowers, DAN-FOAM APS, a private limited liability company existing under the laws of Denmark, as Foreign Borrower; TEMPUR-PEDIC INTERNATIONAL INC., a Delaware corporation, TEMPUR WORLD LLC, a Delaware limited liability company, TEMPUR WORLD HOLDINGS, LLC, a Delaware limited liability company, and certain of their subsidiaries and affiliates, as Guarantors; the Lenders, L/C Issuers, BANK OF AMERICA, N.A., as Administrative Agent and Domestic Collateral Agent, and NORDEA BANK DANMARK A/S, as Foreign Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $340 million term loan and revolving credit facility has been established in favor of the Borrowers pursuant to the terms of that certain Credit Agreement, dated as of October 18, 2005 (as amended, restated, extended, supplemented or otherwise modified, the “Credit Agreement”), among the Borrowers named therein, the Guarantors named therein, the Lenders party thereto, the Administrative Agent, the Domestic Collateral Agent and the Foreign Collateral Agent;

WHEREAS, the Borrowers have requested certain modifications to the terms of the Credit Agreement, including increasing the Aggregate Domestic Revolving Committed Amount by $60 million; and

WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendments to the Credit Agreement. The Credit Agreement is hereby amended in the following respects:

1.1 Defined Terms.

(a) The following defined terms are added to Section 1.01 or, if already defined therein, amended and restated in their entirety to read as follows:

“Amendment No. 1 Effectiveness Date” means February 8, 2006.

“Approved Jurisdictions” means (i) the United States and any state or commonwealth thereof, (ii) any Participating Member State except Greece, and (iii) Denmark, Norway, Sweden, the United Kingdom or its political subdivisions, Switzerland, Canada or its provinces, and Bermuda.

(b) The definition “Pro Forma Basis” is amended by adding the following sentence at the end of such definition:

“Any calculation of the financial covenants in Section 8.11 on a Pro Forma Basis shall require compliance with the ratio in effect at the time of such calculation, and not the ratio corresponding to the period in respect of the financial statements from which such calculation is based.”

1.2 Domestic Revolving Commitment. In subsection (a) of Section 2.01, the reference to “TWO HUNDRED MILLION DOLLARS ($200,000,000)” is amended and restated to read as “TWO HUNDRED SIXTY MILLION DOLLARS ($260,000,000)”.

1.3 Foreign Revolving Commitment. In subsection (d) of Section 2.01, the reference to “THIRTY MILLION DOLLARS ($30,000,000)” is amended and restated to read as “TWENTY MILLION DOLLARS ($20,000,000)”.

1.4 Reductions in Aggregate Domestic Revolving Committed Amount. Subsection (b) of Section 2.07 is amended and restated in its entirety to read as follows:

(b) Mandatory Reductions.

(i) The Aggregate Domestic Revolving Committed Amount and Aggregate Foreign Revolving Committed Amount, respectively shall be permanently reduced in an amount equal to mandatory prepayments applied to the Revolving Obligations in respect of Dispositions and Involuntary Dispositions under Section 2.06(b)(ii).

(ii) The Aggregate Domestic Revolving Committed Amount and the Aggregate Foreign Revolving Committed Amount shall not be permanently reduced upon application of mandatory prepayments to the Revolving Obligations in respect of Revolving Commitments under Section 2.06(b)(i) or Equity Transactions under Section 2.06(b)(iii).

(iii) The Aggregate Domestic Revolving Committed Amount shall be permanently reduced by $3 million per calendar quarter on the last Business Day of each calendar quarter, beginning June 30, 2006; provided that (A) voluntary reductions in the Aggregate Domestic Revolving Committed Amount under Section 2.07(a) shall serve to reduce the scheduled mandatory reductions otherwise required hereunder and (B) the Aggregate Domestic Revolving Committed Amount shall not be reduced pursuant to this clause (iii) to an aggregate amount less than $200 million.

1.5 Investments. Clause (g) of Section 8.02 is amended and restated in its entirety to read as follows:

(g) Investments by the Parent Guarantors and their Subsidiaries (other than the Domestic Borrowers and their Subsidiaries) in and to TWHSL, the Foreign Borrowers and the wholly-owned Subsidiaries of TWHSL and the Foreign Borrowers that are organized under the laws of an Approved Jurisdiction and are Guarantors hereunder;

1.6 Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio in subsection (a) of Section 8.11 is amended and restated in its entirety to read as follows:

(a) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less the ratio set forth below opposite the applicable period:

Applicable Period	Consolidated Fixed Charge Coverage Ratio
Closing Date through December 31, 2005	1.25 to 1.0
January 1, 2006 through December 31, 2006	0.60 to 1.0
January 1, 2007 through December 30, 2007	1.10 to 1.0
December 31, 2007 and thereafter	1.25 to 1.0

1.7 Schedule 2.01. Schedule 2.01 (Lenders and Commitments) to the Credit Agreement is amended and restated in its entirety to read as set forth on Schedule 2.01 attached hereto.

2. Conditions Precedent. This Amendment shall be effective immediately upon receipt by the Administrative Agent of all of the following, each in form and substance satisfactory to the Administrative Agent and the Lenders:

(a) Executed Amendment. Multiple counterparts of this Amendment duly executed by the

Borrowers, the Guarantors, the Lenders, the Administrative Agent, the Domestic Collateral Agent, and the Foreign Collateral Agent.

(b) Secretary’s Certificate. A duly executed certificate of a Responsible Officer of each of the Domestic Borrowers and the Domestic Guarantors, attaching each of the following documents and certifying that each is true, correct and complete and in full force and effect as of the Amendment No. 1 Effectiveness Date:

(i) Resolutions. Copies of its resolutions approving and adopting this Amendment, the transactions contemplated therein, and authorizing the execution and delivery hereof; and

(ii) Incumbency. Incumbency certificates identifying the Responsible Officers of the Borrowers who are authorized to execute this Amendment and related documents and to act on the Borrowers’ behalf in connection with this Amendment and the Credit Documents.

(c) Legal Opinions. Opinions of legal counsel to the Domestic Borrowers, the Domestic Guarantors and TWHSL, in form and substance acceptable to the Administrative Agent.

(d) Compliance Certificate. A compliance certificate signed by a Responsible Officer demonstrating compliance with the financial covenants set forth in Section 8.11 of the Credit Agreement on a Pro Forma Basis after giving effect to this Amendment.

(e) Assignment of Foreign Term Loan Commitment. Evidence that Bank of America has assigned to Nordea an amount of its Foreign Term Loan Commitment (as such Foreign Term Loan Commitment existed prior to the effectiveness of this Amendment) equal to $15 million.

(f) Fees. The amendment fees, upfront fees and all other fees (including all reasonable fees, expenses and disbursements of Moore & Van Allen PLLC) due in connection herewith, which fees shall be deemed fully earned and due and payable on the effective date of this Amendment.

For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

3. Effectiveness of Amendment. On and after the Amendment No. 1 Effectiveness Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4. Representations and Warranties; Defaults. The Credit Parties hereby affirm each of the following:

(a) all necessary action to authorize the execution, delivery and performance of this Amendment has been taken;

(b) after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period);

(c) before and after giving effect to this Amendment, no Default or Event of Default shall exist; and

(d) the liens and security interests created and granted in the Credit Documents remain in full force and effect and this Amendment is not intended to adversely affect or impair such liens and security interests in any manner.

5. Further Assurances.

(a) Promptly, but in any event within [14] days of the Amendment No. 1 Effectiveness Date (or such later date as agreed in writing by the Foreign Collateral Agent), (i) the Borrowers shall have delivered to the Foreign Collateral Agent a power of attorney duly notarized and with apostille by TWH for the execution of those certain share pledges, to be dated as of or about February 10, 2006, by TWH, as pledgor of Capital Stock in THWSL, in favor of the Foreign Collateral Agent and the Domestic Collateral Agent to secure certain obligations under the Credit Agreement, and (ii) TWHSL shall have approved the corporate resolutions (both board and sole shareholder’s resolutions), approving the amendment of certain first demand guarantee, to be dated as of or about February 10, 2006, by TWHSL, as guarantor, in favor of the Foreign Collateral Agent to secure certain obligations under the Credit Agreement, and shall have delivered to the Foreign Collateral Agent duly executed and notarized copies of such corporate resolutions, and (iii) the amendments of the Spanish Security Agreements (as defined in the Spanish opinion) shall have been ratified before a Spanish notary public.

(b) The Borrowers shall promptly deliver to the Foreign Collateral Agent such amendments to the Foreign Security Agreements and the Foreign Pledge Agreements as reasonably requested by the Foreign Collateral Agent or the Administrative Agent to give effect to this Amendment.

6. Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart and shall constitute a representation that such party’s original executed counterpart will be delivered.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

DOMESTIC BORROWERS:	TEMPUR-PEDIC, INC.,
a Kentucky corporation

	By:	/s/ DALE E. WILLIAMS
		Name:	Dale E. Williams
		Title:	Chief Financial Officer

TEMPUR PRODUCTION USA, INC.,
a Virginia corporation

	By:	/s/ WILLIAM H. POCHE
		Name:	William H. Poche
		Title:	Treasurer

FOREIGN BORROWER:	DAN-FOAM ApS,
a private limited liability company existing under the laws of Denmark

	By:	/s/ DALE E. WILLIAMS
		Name:	Dale E. Williams
		Title:	Attorney in Fact

DOMESTIC GUARANTORS:	TEMPUR-PEDIC INTERNATIONAL INC.,
a Delaware corporation
TEMPUR WORLD, LLC,
a Delaware limited liability company

	By:	/s/ WILLIAM H. POCHE
		Name:	William H. Poche
		Title:	Treasurer of each of the foregoing

TEMPUR WORLD HOLDINGS, LLC,
a Delaware limited liability company

	By:	/s/ WILLIAM H. POCHE
		Name:	William H. Poche
		Title:	Assistant Secretary

TEMPUR-PEDIC MEDICAL, INC.,
a Kentucky corporation
TEMPUR-PEDIC RETAIL, INC.,
a Delaware corporation

	By:	/s/ JASON P. BROYLES
		Name:	Jason P. Broyles
		Title:	Chief Financial Officer of each of the foregoing

TEMPUR-PEDIC, DIRECT RESPONSE, INC.,
a Kentucky corporation

	By:	/s/ WILLIAM H. POCHE
		Name:	William H. Poche
		Title:	Chief Financial Officer

DAWN SLEEP TECHNOLOGIES, INC.,
a Delaware corporation

	By:	/s/ DALE E. WILLIAMS
		Name:	Dale E. Williams
		Title:	Chief Financial Officer

FOREIGN GUARANTORS:	TEMPUR WORLD HOLDINGS, S.L.,
a company organized under the laws of Spain

	By:	/s/ DALE E. WILLIAMS
		Name:	Dale E. Williams
		Title:	Director

TEMPUR DANMARK A/S,
a stock company existing under the laws of Denmark

	By:	/s/ DALE E. WILLIAMS
		Name:	Dale E. Williams
		Title:	Attorney-in-Fact

LENDERS:	BANK OF AMERICA, N.A.,
as Domestic L/C Issuer, Domestic Swingline Lender and as a Lender

	By:	/s/ BRIAN P. SALLE
		Name:	Brian P. Sallee
		Title:	Vice President

NORDEA BANK DANMARK A/S,
as Foreign L/C Issuer, Foreign Swingline Lender, Foreign Collateral Agent and a Lender

	By:	/s/ HANS CHRISTIANSEN
		Name:	Hans Christiansen
		Title:	Head of Corporate

	By:	/s/ KNUD-HENRIK GRABOW
		Name:	Knud-Henrik Grabow
		Title:	Vice President

FIFTH THIRD BANK,
as a Lender and Domestic Swingline Lender

By:	/s/ WILLIAM D. CRAYCRAFT
	Name:	William D. Craycraft
	Title:	Vice President

SUNTRUST BANK,
as a Lender

By:	/s/ SCOTT CORLEY
	Name:	Scott Corley
	Title:	Managing Director

Schedule 2.01

LENDERS AND COMMITMENTS

Domestic Revolving Commitments

Lender	Domestic Revolving Commitment as of Closing Date	Domestic Revolving Commitment Percentage as of Closing Date	Domestic Revolving Commitment after giving effect to the Amendment	Domestic Revolving Commitment Percentage after giving effect to the Amendment
Fifth Third Bank	$80,000,000.00	40.0000000000%	$90,000,000.00	34.6153846154%
Bank of America, N.A.	$70,000,000.00	35.0000000000%	$100,000,000.00	38.4615384615%
Nordea Bank Danmark A/S	$0.00	0.0000000000%	$10,000,000.00	3.8461538462%
SunTrust Bank	$50,000,000.00	25.0000000000%	$60,000,000.00	23.0769230769%

Totals:	$200,000,000.00	100.0000000000%	$260,000,000.00	100.0000000000%

Foreign Revolving Loan Commitments
Lender	Foreign Revolving Commitment	Foreign Revolving Commitment Percentage	Foreign Revolving Commitment	Foreign Revolving Commitment Percentage
Nordea Bank Danmark A/S	$30,000,000.00	100.0000000000%	$20,000,000.00	100.0000000000%

Totals:	$30,000,000.00	100.0000000000%	$20,000,000.00	100.0000000000%

Foreign Term Loan Commitments
Lender	Foreign Term Loan Commitment as of Closing Date	Foreign Term Loan Commitment Percentage as of Closing Date	Foreign Term Loan Commitment after giving effect to the Amendment	Foreign Term Loan Commitment Percentage after giving effect to the Amendment
Nordea Bank Danmark A/S	$70,000,000.00	63.6363636364%	$85,000,000.00	77.2727272727%
Bank of America, N.A.	$30,000,000.00	27.2727272727%	$15,000,000.00	13.6363636364%
SunTrust Bank	$10,000,000.00	9.0909090909%	$10,000,000.00	9.0909090909%

Totals:	$110,000,000.00	100.000000000%	$110,000,000.00	100.000000000%